Exhibit 99.1

Information Agent: Georgeson Inc. 199 Water Street, 26th Floor New York, NY 10038-3560 Banks and brokers call: (212) 440-9800 All others call toll-free: (800) 509-0984	Dealer Manager: BofA Merrill Lynch Merrill Lynch, Pierce, Fenner & Smith Incorporated Bank of America Tower One Bryant Park New York, NY 10036 Call toll-free: (888) 803-9655

West Announces Commencement of Cash Tender Offer for Any and All of its 4.00% Convertible Junior Subordinated Debentures Due 2047

Lionville, PA May 8, 2012 — West Pharmaceutical Services, Inc. (NYSE: WST) today announced that it has commenced a tender offer to purchase for cash any and all of its outstanding 4.00% Convertible Junior Subordinated Debentures Due 2047 (CUSIP No. 955306 AA 3) (the “Debentures”). The tender offer (the “Offer”) is being made upon the terms and subject to the conditions set forth in West’s Offer to Purchase, dated May 8, 2012, and the related Letter of Transmittal. The Offer will expire at 12:00 midnight, New York City time, on June 5, 2012, unless it is extended or earlier terminated by West (as may be extended by West, the “Expiration Time”). As of May 7, 2012, there was $161,500,000 aggregate principal amount of Debentures outstanding.

West expects that a successful Offer will be accretive to its earnings per share in 2012 and subsequent years, excluding transaction costs and any gain or loss realized as a result of the purchase of the Debentures. The amount of the accretion will depend on the number of Debentures purchased pursuant to the Offer, the purchase price of the Debentures, and related financing costs.

Upon the terms and subject to the conditions of the Offer, holders of Debentures who validly tender and do not properly withdraw their Debentures prior to the Expiration Time, will receive, for each $1,000 principal amount of such Debentures, a cash purchase price equal to the sum of (i) the Average Volume Weighted Average Price (“VWAP”) (as defined below) multiplied by 14.0701 plus (ii) a fixed cash amount of $390.56, provided that in no event will the Purchase Price be less than $943.51 or more than $1,066.49 per $1,000 principal amount of such Debentures.  In addition, holders will receive, in respect of their Debentures that are accepted for purchase, accrued and unpaid interest on such Debentures up to, but excluding, the settlement date of the Offer.

“Average VWAP” is the arithmetic average of the “Daily VWAP” on each trading day during the period of 15 scheduled trading days beginning on May 11, 2012 and ending on June 1, 2012. The Daily VWAP for any trading day means the per share volume-weighted average price of West’s common stock on the New York Stock Exchange, as displayed under the heading “Bloomberg VWAP” on Bloomberg page WST.N <Equity> AQR (or its equivalent successor if such page is not available), in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange on such trading day. The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

West will determine the final purchase price promptly after the close of trading on the New York Stock Exchange on June 1, 2012 and announce the final purchase price no later than 6:00 p.m., New York City time, that same day. The final purchase price will also be available by that time from Georgeson Inc., the information agent for the Offer, at one of its telephone numbers set forth below. Prior to the determination of the final purchase price, an indicative purchase price will be available from the information agent for the Offer at one of its telephone numbers set forth below.

The terms and conditions of the Offer appear in the Offer to Purchase and the Letter of Transmittal, both of which will be distributed to all holders of the Debentures. The Offer is not subject to any minimum tender condition. However, the Offer is subject to certain other conditions as more fully described in the Offer to Purchase. West expressly reserves the right in its sole discretion to waive these conditions in whole or in part at any time.

None of West, its management or board of directors, the dealer manager, the depositary or the information agent makes any recommendation to any holder of Debentures as to whether to tender any Debentures. None of West, its management or board of directors, the dealer manager, the depositary or the information agent has authorized any person to give any information or to make any representation in connection with the Offer other than the information and representations contained in the Offer to Purchase or in the Letter of Transmittal.

Information on the Offer

BofA Merrill Lynch is acting as dealer manager for the Offer. Computershare Trust Company, N.A. is acting as the depositary for the Offer and Georgeson Inc. is acting as the information agent for the Offer. Questions regarding the Offer should be directed to BofA Merrill Lynch, (888) 803-9655 (toll free). Requests for copies of the Offer to Purchase and the Letter of Transmittal may be directed to Georgeson Inc. by phone (800) 509-0984 (toll free) or in writing at 199 Water Street, 26th Floor, New York, New York 10038-3560. Banks and brokers may call (212) 440-9800.

This press release is for information purposes only and shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities nor an offer to sell or solicitation of an offer to purchase new securities. The Offer may be made only pursuant to the terms and conditions of the Offer to Purchase, the Letter of Transmittal and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer will be filed with the Securities and Exchange Commission. Holders of the Debentures are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials will be available free of charge at the website of the Securities and Exchange Commission at www.sec.gov and on West’s website at www.westpharma.com. In addition, West will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Debentures.

About West

West is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. West also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.

Forward-looking Information

This press release contains “forward-looking statements.”  Such statements include, but are not limited to statements about the anticipated effects of the Offer on West’s earnings per share.  This estimate is based on preliminary information, and actual results could differ from this preliminary estimate. We caution investors that the risk factors below, as well as those set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission and as revised or supplemented by our quarterly reports on Form 10-Q, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements. You should evaluate any statement in light of these important factors.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Factors that may impact forward-looking statements include, but are not limited to:

•                                          sales demand and our ability to meet that demand;

•                                          competition from other providers in our businesses, including customers’ in-house operations, and from lower-cost producers in emerging markets, which can impact unit volume, price and profitability;

•                                          customers’ changing inventory requirements and manufacturing plans that alter existing orders or ordering patterns for the products we supply to them;

•                                          the timing, regulatory approval and commercial success of customer products that incorporate our packaging and delivery products and systems, including, but not limited to Daikyo Crystal Zenith(R) (“CZ”) prefilled syringes, cartridges and vials, and the Confidose(R), SmartDose(TM) and NovaGuard(TM) systems;

•                                          whether customers agree to incorporate West’s products and delivery systems with their new and existing drug products, the ultimate timing and successful commercialization of those products and systems, which involves substantial evaluations of the functional, operational, clinical and economic viability of West’s products, and the rate, timing and success of regulatory approval for the drug products that incorporate West’s components and systems;

•                                          the timely and adequate availability of filling capacity, which is essential to conducting definitive stability trials and the timing of first commercialization of customers’ products in CZ prefilled syringes;

•                                          the timely execution and completion of our 2010 restructuring plan within the cost estimates, and the achievement of cost savings, anticipated by the plan;

•                                          average profitability, or mix, of products sold in any reporting period, including lower-than-expected sales growth of our high-value pharmaceutical packaging products, of CZ products and of other proprietary safety and administration devices;

•                                          maintaining or improving production efficiencies and overhead absorption;

•                                          dependence on third-party suppliers and partners, some of which are single-source suppliers of critical materials and products, including our Japanese partner and affiliate Daikyo Seiko, Ltd.;

•                                          the availability and cost of skilled employees required to meet increased production, managerial, research and other needs, including professional employees and persons employed under collective bargaining agreements;

•                                          interruptions or weaknesses in our supply chain, which could cause delivery delays or restrict the availability of raw materials, key purchased components and finished products;

•                                          the successful and timely implementation of price increases necessary to offset rising production costs, including raw material prices, particularly petroleum-based raw materials;

•                                          the cost and progress of development, regulatory approval and marketing of new products as a result of our research and development efforts;

•                                          the relative strength of the U.S. dollar in relation to other currencies, particularly the Euro, British Pound, Danish Krone, Singapore Dollar, and Japanese Yen;

•                                          the potential adverse effects of recently-enacted U.S. healthcare legislation on customer demand, product pricing and profitability;

•                                          our ability to successfully consummate the offering and the extent to which holders of the Debentures accept the Offer; and

•                                          our need and ability to refinance borrowings under our credit facility in connection with the Offer and the costs and interest rate(s) applicable to any financial obligations incurred to finance the Offer.